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                                                                 EXHIBIT (11)(A)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Fund For Tomorrow, Inc.:

We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 2-87036 of our report dated March 10, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
May 23, 1997